Exhibit 23.12

Asia Research Office

Pfizer Global Research and Development Co., Ltd

5F German Center Tower 1, 88 Keyuan Road,

Pudong Zhangjiang Hi-Tech Park

201203 Shanghai P.R.China

Tel: +8621 2893 5888

Fax: +8621 5027 7997

June 15, 2007

Wuxi PharmaTech (Cayman) Inc

288 FuTe ZhongLu

Waigaoqiao Free Trade Zone

Shanghai 200131, PRC

CONSENT OF PFIZER INC.

Pfizer Inc.(“Company”) hereby consents to the references to the Company’s name in WuXi PharmaTech (Cayman) Inc.’s Registration Statement on Form F-1 to be filed with the U.S. Securities and Exchange Commission. The Company also hereby consents to the filing of this letter as an exhibit to the Registration Statement.

PFIZER INC.

/s/ Alex Fowkes
Name: Alex Fowkes
Title: Head of Strategic Alliances, Asia